Exhibit 10.5
ABSOLUTE, UNCONDITIONAL GUARANTY
     This ABSOLUTE, UNCONDITIONAL GUARANTY (“Guaranty”) is executed effective as of the 20th day of August, 2010, by PACIFIC SUNWEAR OF CALIFORNIA, INC., a California corporation ( “Guarantor”), for the benefit of AMERICAN NATIONAL INSURANCE COMPANY, a Texas insurance company (“Noteholder”).
WITNESSETH:
     WHEREAS, Noteholder has made a loan of $13,000,000.00 (the “Loan”) to PACIFIC SUNWEAR STORES CORP., a California corporation (“Maker”), on or about the same date hereof, pursuant to which Maker has executed that certain Promissory Note of even date herewith in the original principal amount of $13,000,000.00, made payable to the order of Noteholder (together with any and all renewals, modifications, increases, extensions, consolidations and rearrangements, thereof, the “Note”); and under the Note, Maker has become indebted, and may from time to time be further indebted, to Noteholder with respect to the Loan, which is secured by the liens and security interests of that certain Mortgage, Security Agreement, Financing Statement and Fixture Filing (together with all renewals, modifications, increases, extensions, consolidations and rearrangements, thereof, the “Mortgage”) of even date herewith, for the benefit of Noteholder concerning that parcel of real property located in Johnson County, Kansas more particularly described in Exhibit “A” attached hereto and made a part hereof for all purposes (the “Mortgaged Property”), and further evidenced or secured by such other documents executed in connection with or which relate to or secure the Loan (individually and collectively, together with the Note and the Mortgage, the “Loan Documents”); and
     WHEREAS, Noteholder is not willing to make the Loan, or otherwise extend credit, to Maker unless Guarantor unconditionally guarantees, jointly and severally, payment and performance to Noteholder of the Guaranteed Debt (as herein defined) pursuant to the terms and conditions herein provided; and
     WHEREAS, Guarantor is the owner of a direct or indirect interest in Maker, and Guarantor will materially and directly benefit from Noteholder’s making of the Loan to Maker, and such Loan and this Guaranty are in the best interests of Guarantor; and
     WHEREAS, Noteholder has made or agreed to make the Loan to Maker upon the inducement and representation that Guarantor shall be jointly and severally liable for and personally guarantee (a) the payment in full of the Guaranteed Debt and (b) the performance of any and all other obligations of Maker under the Loan Documents.
     NOW, THEREFORE, as an inducement to Noteholder to enter in to the Loan Agreement and make the Loan to Maker as described therein, and to extend such additional credit as Noteholder may from time to time agree to extend, and for Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I
NATURE AND SCOPE OF GUARANTY
1.1 Guaranty of Obligations. Guarantor hereby irrevocably and unconditionally, and jointly and severally, guarantees to Noteholder and its successors and assigns the payment and performance of the Guaranteed Debt as and when the same shall be due and payable or performable, whether by lapse of time, by acceleration of maturity or otherwise. Guarantor hereby irrevocably and unconditionally covenants and agrees that it is liable for the Guaranteed Debt as a primary obligor.
1.2 Definition of Guaranteed Debt. As used herein, the term “Guaranteed Debt” shall mean any and all of the following:
     (a) any and all principal, interest, reasonable attorneys’ fees, commitment fees, liabilities for costs and expenses and other indebtedness, obligations and liabilities of Maker to Noteholder at any time created or arising in connection with the Note, or any amendment thereto or substitution therefor, including, but not limited to, all indebtedness, obligations and liabilities of Maker to Noteholder arising under any renewals, modifications, increases, extensions, consolidations and rearrangements of the Note, or under the Loan Documents;
     (b) any and all indebtedness, liabilities, obligations and duties of Maker for future advances, extensions of credit, sales on account or other value at any time given or made by Noteholder to Maker arising under any of the Loan Documents, whether or not the advances, extensions of credit, sales on account or other value are given pursuant to a loan commitment or otherwise;
     (c) any and all other indebtedness, liabilities, obligations and duties of every kind and character of Maker to Noteholder arising under any of the Loan Documents, whether now or hereafter existing or arising, regardless of whether such present or future indebtedness, liabilities, obligations or duties be direct or indirect, related or unrelated, liquidated or unliquidated, primary or secondary, joint, several or joint and several or fixed or contingent; and
     (d) any and all post-petition interest, reasonable costs, expenses and fees, including, but not limited to, court costs and reasonable attorneys’ fees, incurred by Noteholder in connection with the collection of any or all amounts, indebtedness, obligations and liabilities of Maker to Noteholder described in items (a) through (c) above.
1.3 Nature of Guaranty. This Guaranty is an irrevocable, absolute, unconditional continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Debt arising or created after any attempted revocation by Guarantor and after (if Guarantor is a natural person) Guarantor’s death (in which event this Guaranty shall be binding upon Guarantor’s estate and Guarantor’s administrator’s, executors, legal representatives and heirs). The fact that at any time or from time to time the Guaranteed Debt may be increased, reduced or paid in full shall not release, discharge or reduce the obligation of Guarantor to Noteholder with respect to the indebtedness or obligations of Maker thereafter incurred (or other Guaranteed Debt thereafter arising) under the Note or otherwise for so long as the Note remains outstanding. This Guaranty may be enforced by Noteholder and any subsequent holder of all or any portion of the Guaranteed Debt and shall not be discharged by the assignment or negotiation of all or part of the Guaranteed Debt.

1.4 Guaranteed Debt Not Reduced by Offset. The Guaranteed Debt and the liabilities and obligations of Guarantor to Noteholder hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Maker, or any other party, against Noteholder or against payment or performance of the Guaranteed Debt, whether such offset, claim or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise. Without limiting the foregoing or Guarantor’s liability hereunder, to the extent that Noteholder advances funds or extends credit to Maker, and does not receive payments, performances or benefits thereon in the amounts and at the times required or provided by the Loan Documents or applicable laws, Guarantor is absolutely liable to make such payments and performances to (and confer such benefits on) Noteholder, on a timely basis.
1.5 Payment by Guarantor. If all or any portion of the Guaranteed Debt shall not be punctually paid or performed when due, whether at maturity or earlier by acceleration or otherwise, Guarantor shall, immediately upon demand by Noteholder, and without presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, pay in lawful money of the United States of America the amount due on the Guaranteed Debt to Noteholder at Noteholder’s address as set forth herein and perform such other unperformed obligations as may be required pursuant to the Loan Documents. Such demand(s) may be made at any time coincident with or after the time for payment or performance of all or part of the Guaranteed Debt, and may be made from time to time with respect to the same or different items of Guaranteed Debt. Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.
1.6 No Duty to Pursue Others. Except as may be required by applicable law, it shall not be necessary for Noteholder (and Guarantor hereby waives any rights which Guarantor may have to require Noteholder), in order to enforce such payment or performance by Guarantor, first to (i) institute suit or exhaust its rights or remedies against Maker, the Mortgaged Property or others liable on the Guaranteed Debt or any other person or entity; (ii) enforce or exhaust Noteholder’s rights or remedies against any collateral or security which shall ever have been given to secure the Guaranteed Debt; (iii) enforce Noteholder’s rights or remedies against any other guarantors of the Guaranteed Debt; (iv) join Maker or any others liable on the Guaranteed Debt in any action seeking to enforce this Guaranty; (v) exhaust any rights or remedies available to Noteholder against any collateral or security which shall ever have been given to secure the Guaranteed Debt; or (vi) resort to any other means of obtaining payment or performance of the Guaranteed Debt.
1.7 Guaranty Independent; Waivers.
     (a) Guarantor agrees that:
          (i) the obligations under this Guaranty are independent of and in addition to the undertakings of Maker pursuant to the Loan Documents, any evidence of indebtedness issued in connection with the Loan, any mortgage or security agreement given to secure the Loan, any other guaranties given in connection with the Loan, and any other obligations of Guarantor to Noteholder;

          (ii) a separate action may be brought to enforce the provisions of this Guaranty, whether Maker is a party in any action or not;
          (iii) Noteholder may at any time, or from time to time, in its sole discretion:
               (A) extend or change the time of payment or performance or the manner, place, or terms of payment or performance of any of the Guaranteed Debt;
               (B) exchange, release, or surrender any of the Mortgaged Property, or any part of it, by whomever deposited, which is now or may later be held by Noteholder in connection with any of the Guaranteed Debt;
               (C) sell or purchase any of the collateral at public or private sale, or at any broker’s board, in the manner permitted by law, and after all costs and expenses of every kind for collection, sale, or delivery, the net proceeds of any sale may be applied by Noteholder on any of the Guaranteed Debt; and
               (D) settle or compromise with Maker, or any other person liable, any of the Guaranteed Debt, or subordinate the payment of it, or any part of it, to the payment of any other debts or claims, that may at any time be due or owing to Noteholder or any other person or corporation; and
          (iv) Noteholder will be under no obligation to marshal any assets in favor of Guarantor or in payment of any of the Guaranteed Debt.
     (b) Guarantor waives:
          (i) presentment, demand, protest, notice of acceptance, notice of dishonor, notice of nonperformance, and any other notice with respect to any of the Guaranteed Debt and this Guaranty, and promptness in commencing suit against any party, or in giving any notice to or making any claim or demand on any other guarantor;
          (ii) any right to require Noteholder to proceed against Maker, proceed against or exhaust any security held from Maker or pursue any remedy in Noteholder’s power;
          (iii) any defense based on any legal disability or other defense of Maker, any other guarantor, or other person or by reason of the cessation or limitation of the liability of Maker from any cause other than full payment of all sums payable under the Note and the performance of the other Guaranteed Debt;
          (iv) any defense based on any lack of authority of the officers, directors, partners, or agents purporting to act on behalf of Maker or any principal of Maker or any defect in the formation of Maker or any principal of Maker;
          (v) to the fullest extent permitted by law, all rights and benefits granted to a guarantor purporting to reduce a guarantor’s obligations in proportion to the principal obligation;

          (vi) any defense based on the application by Maker of the proceeds of the Loan for purposes other than the purposes represented by Maker to Noteholder or intended or understood by Noteholder or Guarantor;
          (vii) any defense Guarantor may acquire by reason of Noteholder’s election of any remedy against Guarantor or Maker or both, even though that election of remedies has destroyed any rights of subrogation and/or reimbursement Guarantor may have against Maker by law or otherwise;
          (viii) any defense based on Noteholder’s failure to disclose to Guarantor any information concerning Maker’s financial condition or any other circumstances bearing on Maker’s ability to pay all sums payable under the Note or any of the other Guaranteed Debt;
          (ix) any defense based on any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal;
          (x) any defense based on Noteholder’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute;
          (xi) any defense based on any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; and
          (xii) until the Guaranteed Debt has been satisfied in full, any right of subrogation, contribution or reimbursement against Maker, any right to enforce any remedy that Noteholder has or may in the future have against Maker, any other right that Noteholder may now or later acquire against Maker that arises from the existence or performance of Guarantor’s obligations under this Guaranty or would arise with respect to the Guaranteed Debt, and any benefit of, and any right to participate in, any security for the Guaranteed Debt now or in the future held by Noteholder.
1.8 Payment of Expenses. In the event that Guarantor should breach or fail to timely pay or perform any provisions of this Guaranty, Guarantor shall, immediately upon demand by Noteholder, pay Noteholder any and all costs and reasonable expenses (including, without limitation, court costs and reasonable attorneys’ fees) incurred by Noteholder in the enforcement hereof or the preservation of Noteholder’s rights hereunder. The covenant contained in this Section 1.8 shall survive until the payment and performance of the Guaranteed Debt and all costs and fees, including, without limitation, court costs and reasonable attorneys’ fees incurred by Noteholder with respect to Maker and/or Guarantor are paid in full.
1.9 Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Noteholder must rescind or restore any payment, or any part thereof, received by Noteholder in satisfaction of the Guaranteed Debt, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Noteholder shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Maker and Guarantor that

Guarantor’s obligations hereunder shall not be discharged except by Guarantor’s full performance of such obligations and then only to the extent of such performance.
1.10 Waiver of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, so long as any portion of the Guaranteed Debt remains unpaid, Guarantor hereby unconditionally and irrevocably agrees that any and all rights and remedies it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Noteholder) to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Maker or any other party liable for any payment or performance of any or all of the Guaranteed Debt shall at all times be and remain subordinate in all respects to the Guaranteed Debt.
1.11 Maker. The term “Maker” as used herein shall include any new or successor corporation, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Maker or any interest in Maker.
1.12 Intentionally Omitted.
1.13 Recourse Limitations Do Not Apply. It is understood and agreed that any limitations of liability provided in the Note and any of the other Loan Documents shall not apply with respect to Guarantor, and that, notwithstanding anything to the contrary in the Note or any of the other Loan Documents, Noteholder shall have full and personal recourse against the assets of Guarantor with respect to the satisfaction of the Guaranteed Debt, and such limitations of liability shall not apply for purposes of enforcing this Guaranty.
ARTICLE II
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS
     Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including, without limitation, rights to notice), which Guarantor might otherwise have as a result of or in connection with any of the following:
2.1 Modifications. Any renewal, extension, increase, modification, consolidation, alteration or rearrangement of all or any part of the Guaranteed Debt, the Note, the other Loan Documents or any other document, contract or understanding between Maker and Noteholder, or any other parties, pertaining to the Guaranteed Debt or any failure of Noteholder to notify Guarantor of any such action.
2.2 Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Noteholder to Maker or any guarantor.

2.3 Condition of Maker or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Maker, Guarantor or any other party at any time liable for the payment or performance of all or part of the Guaranteed Debt; or any dissolution of Maker or Guarantor, or any sale, lease or transfer of any or all of the assets of Maker or Guarantor, or any changes in the shareholders, partners, trustees, beneficiaries or members of Maker or Guarantor; or any reorganization of Maker or Guarantor.
2.4 Invalidity of Guaranteed Debt. The assertion of or any finding of the invalidity, illegality or unenforceability of all or any part of the Guaranteed Debt, or any document or agreement executed in connection with the Guaranteed Debt, for any reason whatsoever, including, without limitation, the fact that (i) the Guaranteed Debt, or any part thereof, exceeds the amount permitted by law or in equity; (ii) the act of creating the Guaranteed Debt or any part thereof is ultra vires; (iii) the officers or representatives executing the Note or the other Loan Documents or otherwise creating the Guaranteed Debt acted in excess of their authority; (iv) the Guaranteed Debt violates applicable usury laws; (v) Maker has valid defenses, claims or offsets (whether at law, in equity or by agreement), which render the Guaranteed Debt wholly or partially uncollectible from Maker; (vi) the creation, performance or repayment of the Guaranteed Debt (or the execution, delivery and performance of any document representing part of the Guaranteed Debt or executed in connection with the Guaranteed Debt, or given to secure the repayment of the Guaranteed Debt) is uncollectible or unenforceable; or (vii) the Note or any of the other Loan Documents have been forged or otherwise are irregular or not genuine or authentic, Guarantor shall remain fully liable hereon regardless of whether Maker or any other person be found not liable on the Guaranteed Debt or any part thereof for any reason.
2.5 Release of Obligor. Any full or partial release of the liability of Maker on the Guaranteed Debt, or any part thereof, or of any guarantor, co-guarantors or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment or performance of the Guaranteed Debt, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay and perform the Guaranteed Debt in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties will be liable to pay or perform the Guaranteed Debt, or that Noteholder will look to other parties to pay or perform the Guaranteed Debt.
2.6 Other Collateral. The taking or accepting of any other security, collateral or guaranty or other assurance of payment or performance, for all or any part of the Guaranteed Debt.
2.7 Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including, without limitation, negligent, willful, unreasonable or unjustifiable impairment) by Maker of any collateral or security, at any time existing in connection with, or assuring or securing payment or performance of all, or any part of the Guaranteed Debt.
2.8 Care and Diligence. The failure of Noteholder or any other party to exercise diligence in the enforcement or sale of all or any part of such collateral, property or security, including, but not limited to, any neglect, delay, omission, failure or refusal of Noteholder to (i) take or prosecute any action for the collection of any of the Guaranteed Debt; (ii) foreclose or initiate any action to foreclose or once commenced, prosecute to completion any action to foreclose upon any collateral or security therefor; or (iii) take or prosecute any action in connection with any document or agreement evidencing, securing or relating to all or any part of the Guaranteed Debt.
2.9 Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Debt, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of the validity, enforceability, collectability or value of any of the collateral or security for the Guaranteed Debt.
2.10 Offset. The Note, the Guaranteed Debt and the liabilities and obligations of Guarantor to Noteholder hereunder, shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense of Maker against Noteholder, or any other party, or against the payment or performance of the Guaranteed Debt, whether such right of offset, claim or defense arises in connection with the Guaranteed Debt (or the transactions creating the Guaranteed Debt) or otherwise.
2.11 Merger. The reorganization, merger or consolidation of Maker into or with any other corporation or entity.
2.12 Preference. Any payment by Maker to Noteholder is held to constitute a preference under bankruptcy laws, or for any reason Noteholder is required to refund such payment or pay such amount to Maker or someone else.
2.13 Other Actions Taken or Omitted. Any other action taken or omitted to be taken by Maker with respect to any of the Loan Documents, the Guaranteed Debt or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay or perform the Guaranteed Debt pursuant to the terms hereof, it being the unambiguous and unequivocal intention of Guarantor and Noteholder that Guarantor shall be obligated to pay and perform the Guaranteed Debt when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and performance and satisfaction of the Guaranteed Debt.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     To induce Noteholder to enter into the Loan Documents and extend credit to Maker, Guarantor represents and warrants to Noteholder as follows:
3.1 Benefit. Guarantor is a related party to Maker and is the owner of a direct or indirect interest in Maker, and has received, or will receive, direct or indirect material benefit from the making of this Guaranty with respect to the Guaranteed Debt.

3.2 Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed the books and records regarding the financial condition of Maker and is familiar with the value of any and all collateral or security intended to be given as security for the payment of the Note or the Guaranteed Debt; provided, however, that Guarantor is not relying on such financial condition or the collateral or security as an inducement to enter into this Guaranty.
3.3 No Representation by Noteholder. Neither Noteholder nor any other party has made any representation, warranty or statement to Guarantor, express or implied, in order to induce Guarantor to execute this Guaranty.
3.4 Legality. The execution, delivery and performance by Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which Guarantor is subject, or constitute a default (or an event with which notice or the lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien or any contract, agreement or other document to which Guarantor is a party or which may be applicable to Guarantor. This Guaranty is a legal and binding obligation of Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors’ rights.
3.5 Financial Information. All of the financial information provided by Guarantor to Noteholder is true and correct in all material respects. Guarantor shall furnish to Noteholder annual financial statements of Guarantor certified by such Guarantor as true and correct prepared in accordance with generally accepted accounting principles consistently applied. Each such annual financial statement shall be delivered to Noteholder within one hundred twenty (120) days after the end of Guarantor’s fiscal year.
3.6 Survival. Any and all representations and warranties made by Guarantor herein shall survive the execution hereof until the Guaranteed Debt has been satisfied.
ARTICLE IV
SUBORDINATION OF CERTAIN INDEBTEDNESS
4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean any and all debts and liabilities of Maker to Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of Maker thereon be direct, contingent, primary, secondary, joint, several, joint and several or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been or may hereafter be created, or the manner in which they have been or may hereafter be acquired by Guarantor. Guarantor Claims shall include, without limitation, any and all rights and claims of Guarantor against Maker (arising as a result of subrogation or otherwise) as a result of Guarantor’s payment or performance of all or a portion of the Guaranteed Debt. Upon the occurrence of an Event of Default (as defined in the Loan Documents), Guarantor shall not receive or collect, directly or indirectly, from Maker or any other party any amount upon the Guarantor Claims.

4.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving Guarantor as debtor, Noteholder shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian dividends and payments which would otherwise be payable upon Guarantor Claims. Guarantor hereby assigns such dividends and payments to Noteholder. Should Noteholder receive, for application upon the Guaranteed Debt, any such dividend or payment which is otherwise payable to Guarantor, and which, as between Maker and Guarantor, shall constitute a credit upon Guarantor Claims, then upon payment or performance to Noteholder in full of the Guaranteed Debt, Guarantor shall become subrogated to the rights of Noteholder to the extent that such payment or performances to Noteholder on the Guarantor Claims have contributed toward the liquidation of the Guaranteed Debt, and such subrogation shall be with respect to that proportion of the Guaranteed Debt, which would have been unpaid if Noteholder had not received dividends or payments upon the Guarantor Claims.
4.3 Payments Held in Trust. Notwithstanding anything to the contrary in this Guaranty, in the event that Guarantor should receive any funds, payments, claims or distributions which would be prohibited by this Guaranty, Guarantor agrees to hold in trust for Noteholder an amount equal to the amount of all such funds, payments, claims or distributions so received, and agrees that Guarantor shall have absolutely no dominion over the amount of such funds, payments, claims or distributions so received except to pay them promptly to Noteholder, and Guarantor covenants promptly to pay the same to Noteholder.
4.4 Liens Subordinate. Guarantor agrees that any liens, security interests, judgment liens, charges or other encumbrances upon Maker’s assets securing payment of Guarantor Claims shall be and remain inferior and subordinate to any liens, security interests, judgment liens, charges or other encumbrances upon Maker’s assets securing payment or performance of the Guaranteed Debt (the “Collateral”), regardless of whether such encumbrances in favor of Guarantor or Noteholder presently exist or are hereafter created or attach. Without the prior written consent of Noteholder, Guarantor shall not (i) exercise or enforce any creditor’s right it may have against Maker, or (ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including, without limitation, the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any liens, mortgages, deeds of trust, security interests, collateral rights, judgments or other encumbrances on any Collateral.
4.5 Default. The occurrence of any of the following events shall, at the election of Noteholder, be deemed a default by such Guarantor (“Event of Default”) under this Guaranty:
     (a) if Guarantor fails to pay any of the Guaranteed Debt when due and payable or properly declared due and payable and Guarantor shall fail to remedy such failure within ten (10) days after written notice of such failure (which cure period may run concurrently with any cure period afforded to Maker);

     (b) if Guarantor fails or neglects to perform, keep or observe any term, provision, condition, covenant, warranty or representation contained in this Guaranty, which is required to be performed, kept or observed by Guarantor and Guarantor shall fail to remedy such within thirty (30) days of the date such term, provision, condition, covenant, warranty or representation is required to be performed and Guarantor’s receipt of written notice of such failure (which cure period may run concurrently with any cure period afforded to Maker);
     (c) if any of Guarantor’s assets are attached, seized, subjected to a writ of distress warrant, are levied upon, come under a federal tax lien or come within the possession of any receiver, conservator, trustee, custodian or assignee for the benefit of creditors;
     (d) if a petition under Title 11, United States Code (the “Bankruptcy Code”) or any similar law or regulation shall be filed by Guarantor (which is not discharged within 120 days of the date of filing), or if Guarantor shall make any assignment for the benefit of its creditors or if any case or proceeding is filed by Guarantor for its dissolution or liquidation;
     (e) if a petition under the Bankruptcy Code or any similar law or regulation shall be filed against Guarantor, or if such a case or proceeding is filed against Guarantor and such proceeding shall not be dismissed within one hundred twenty (120) days of its filing, during which time Guarantor shall be diligently contesting such action or proceeding;
     (f) if any material statement, report or certificate made or delivered to Noteholder by such Guarantor is not true and correct in any material respect;
     (g) the occurrence of a default or Event of Default under any other agreement, instrument and/or document executed and delivered by such Guarantor to Noteholder, which is not cured by Guarantor within any applicable cure period set forth in any such agreement, instrument and/or document;
     (h) the occurrence of a default or Event of Default under any the Note, Deed of Trust or any other Loan Document;
     (i) if such Guarantor attempts to cancel, revoke or disclaim this Guaranty; or
     (j) the failure by such Guarantor to timely provide the financial information required pursuant to Section 3.5 of this Agreement.
4.6 Remedies. Upon the occurrence of an Event of Default, which is not cured within any applicable cure period, without notice thereof to such Guarantor, the Guaranteed Debt shall be due and payable and enforceable against Guarantor, forthwith, at Noteholder’s principal place of business, to the extent the Guaranteed Debt is then due and payable (whether by acceleration or otherwise), and Noteholder may, in its sole and absolute discretion, exercise any one or more of the following remedies which are cumulative and non-exclusive:
     (a) proceed to suit against Guarantor if the Guaranteed Debt is not immediately paid by Guarantor to Noteholder at Noteholder’s principal place of business. At Noteholder’s election, one or more successive or concurrent suits may be brought hereunder by Noteholder against such Guarantor, whether suit has been commenced against Maker, and in any such suit Maker may be joined (but need not be joined) as a party with Guarantor;
     (b) reduce to cash or the like any of such Guarantor’s assets of any kind or nature in the possession, control or custody of Noteholder, and, without notice to such Guarantor, apply such proceeds in reduction or payment of such Guaranteed Debt; and/or
     (c) exercise any one or more of the rights and remedies available at law or in equity.
     Guarantor recognizes that in the event of an Event of Default under this Guaranty, no remedy at law will provide adequate relief to Noteholder, and agrees that Noteholder shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damage.
ARTICLE V
MISCELLANEOUS
5.1 Waiver. No failure to exercise, and no delay in exercising, on the part of Noteholder, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of Noteholder hereunder shall be in addition to all other rights and remedies provided by law or in equity. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take any other action in the same, similar or other instances without such notice or demand. To the maximum extent permitted by law, Guarantor specifically waives any and all rights and remedies to which Guarantor may become entitled under applicable Kansas statutes, and to any and all other defenses available to sureties or guarantors at law or in equity.
5.2 Notices. Any and all notices or other communications required or permitted to be given pursuant hereto shall be in writing and shall be deemed properly given if (i) mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested; (ii) by delivering same in person to the intended addressee; (iii) by delivery to an independent third party commercial delivery service for same day or next day delivery and providing for evidence of receipt at the office of the intended addressee; or (iv) by or by facsimile transmission, with executed copy forwarded by one of the other alternatives for notice as herein provided. Notice so mailed shall be effective three (3) days after deposit with the United States Postal Service or any successor thereto; notice sent by a commercial delivery service shall be effective upon delivery to such commercial delivery service; notice given by personal delivery shall be effective only if and when received by the addressee; and notice given by other means shall be effective only if and when received at the designated address of the intended addressee. Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth herein. For purposes of such notices, the addresses of the parties shall be as follows:

Noteholder:	American National Insurance Company One Moody Plaza Galveston, Texas 77550 Attn: Mortgage and Real Estate Investments Department Fax: (281) 538-4824

Guarantor:	Pacific Sunwear of California, Inc. Attn: Craig E. Gosselin SVP and General Counsel 3450 East Miraloma Avenue Anaheim, California 92806 Fax: (714) 414-4251

with a copy to:	Sonnenschein Nath & Rosenthal LLP Attention: John L. Snyder, Esq. 4520 Main Street, Suite 1100 Kansas City, MO 64111 Fax: (816) 531-7545
5.3 GOVERNING LAW. THIS GUARANTY IS EXECUTED AND DELIVERED AS AN INCIDENT TO A LENDING TRANSACTION NEGOTIATED, CONSUMMATED AND PERFORMABLE IN JOHNSON COUNTY, KANSAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF KANSAS. ANY ACTION OR PROCEEDING AGAINST GUARANTOR UNDER OR IN CONNECTION WITH THIS GUARANTY MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN JOHNSON COUNTY, KANSAS. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR HEREBY IRREVOCABLY (I) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (II) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN SUCH COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. GUARANTOR AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED HEREIN. NOTHING HEREIN SHALL AFFECT THE RIGHT OF NOTEHOLDER TO SERVE PROCESS IN ANY OTHER MATTER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF NOTEHOLDER TO BRING ANY ACTION OR PROCEEDING AGAINST GUARANTOR OR WITH RESPECT TO ANY OF GUARANTOR’S PROPERTY IN COURTS IN OTHER JURISDICTIONS. TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NOTEHOLDER’S SOLE AND ABSOLUTE DISCRETION, ANY ACTION OR PROCEEDING BY GUARANTOR AGAINST NOTEHOLDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN JOHNSON COUNTY, KANSAS.
5.4 Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable, and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by such provision’s severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein.
5.5 Amendments. This Guaranty may be amended only by a document in writing executed by the party or an authorized representative of the party against whom such amendment is sought to be enforced.
5.6 Parties Bound: Assignment. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Noteholder, in Noteholder’s sole and absolute discretion, assign any of its rights, powers, duties or obligations hereunder. Notwithstanding the foregoing, nothing contained herein shall limit in any manner the rights provided to Guarantor pertaining to the sale or transfer of its assets or its merger, consolidation or other acquisition as provided for in Section 2.09 of the Mortgage. Without limiting the generality of the foregoing, all provisions in this Guaranty shall inure to the benefit of any participating lender with Noteholder.
5.7 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.
5.8 Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.
5.9 Counterparts. To facilitate execution, this Guaranty may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature or acknowledgment of, or on behalf of, each party, or that the signature of all persons required to bind any party, or the acknowledgment of such party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this Guaranty to produce or account for more than a single counterpart containing the respective signature of, or on behalf of, and the respective acknowledgments of, each of the parties hereto. Any signature or acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures or acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature or acknowledgment pages.
5.10 Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Maker to Noteholder, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights and remedies of Noteholder hereunder shall be cumulative of any and all other rights and remedies that Noteholder may ever have against Guarantor. The exercise by Noteholder of any right or remedy hereunder or under any other Loan Document, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

5.11 ENTIRETY. THIS GUARANTY EMBODIES THE FINAL, ENTIRE AGREEMENT OF GUARANTOR AND NOTEHOLDER WITH RESPECT TO GUARANTOR’S GUARANTY OF THE GUARANTEED DEBT AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF. THIS GUARANTY IS INTENDED BY GUARANTOR AND NOTEHOLDER AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN GUARANTOR AND NOTEHOLDER, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY. THERE ARE NO ORAL AGREEMENTS BETWEEN GUARANTOR AND NOTEHOLDER REGARDING THE SUBJECT MATTER HEREIN.
5.12 WAIVER OF RIGHT TO TRIAL BY JURY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF ANY OF THIS GUARANTY OR ANY OF THE OTHER LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY NOTEHOLDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS GUARANTY OR THE OTHER LOAN DOCUMENTS.
5.13 Time. Time is of the essence of this Guaranty.
5.14 Number and Gender. All references to the singular shall include the plural and vice versa and all references to any gender shall include the others, wherever appropriate.
5.15 Definition. Any capitalized term used herein, unless otherwise defined, shall have the same meaning as provided in the Mortgage.
[THE REMAINDER OF THIS PAGE INTENTIONALLY RESERVED]

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (MAKER/BORROWER(S)) AND US (NOTEHOLDER/CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

.

THE PARTIES AGREE AND DO HEREBY AFFIRM THAT NO UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES EXIST.
INITIAL HERE: (NOTEHOLDER) ___(MAKER/BORROWER) ___(GUARANTOR) ___.
     EXECUTED as of the day and year first above written.

GUARANTOR: PACIFIC SUNWEAR OF CALIFORNIA, INC., a California corporation
By:	/s/ Craig E. Gosselin
	Name:	Craig E. Gosselin
	Title:	SVP and General Counsel

STATE OF CALIFORNIA	)
)
COUNTY OF	)
     On                      , 2010, before me,                                                              , Notary Public, personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
     I swear under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
     WITNESS my hand and official seal.
Signature                                                                                                         [SEAL]

EXHIBIT “A”
MORTGAGED PROPERTY
LOT 1, PACIFIC SUNWEAR, AMENDED 1ST PLAT A SUBDIVISION IN THE CITY OF OLATHE, JOHNSON COUNTY, KANSAS.
APN: DP557300000001